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Exhibit 99.1

Anacomp® Names New President And
Executive Vice President
Senior VP Cramer Promoted to President Role;
Former Xerox Executive Powell to
Head Technical Services Business

SAN DIEGO, CA—March 18, 2002—Anacomp, Inc. (OTC BB: ANCPA) today announced the promotion of Jeff Cramer to president and the appointment of long-time industry executive Dan Powell as executive vice president and chief operating officer of Technical Services.

        "Jeff's accomplishments as head of the Company's Technical Services business unit over the past five-plus years have been extraordinary," said Phil Smoot, chairman and chief executive officer of Anacomp. "The same experience, skill and vision will serve him well as president in ensuring that the Company stays on its renewed course and mission to grow revenues and increase profitability."

        Smoot had held the position of president until November, when he took on the additional position of chairman as Anacomp neared emergence from reorganization proceedings.

        Cramer joined the Company in 1996 and has served as senior vice president and general manager of Anacomp Technical Services. In that role, he was instrumental in expanding the unit's service offerings into multi-vendor equipment maintenance, a key area of growth for Anacomp. Previously, he was president and CEO of COM Products, Inc. and also held senior positions with Bell and Howell Company, COSCO Industries, Inc., and Grumman Corporation.

        Powell, who was chief operating officer of DCA Media Solutions for the past year and held a series of executive positions with Xerox Corporation before that, replaces Cramer as head of Technical Services.

        "Jeff's promotion has also provided us with the opportunity to add another seasoned industry veteran to Anacomp's executive management team," Smoot noted of Powell. "Dan's background and success in his many roles at Xerox will certainly be an asset to the Company as we continue to grow our multi-vendor services into new areas, such as networking."

        During his tenure at Xerox, Powell held a variety of executive positions in the Western United States, including senior vice president/general manager, vice president/general manager, sales operations manager, district manager and region manager of supplies, among others.

About Anacomp

        Anacomp, Inc., is a leading provider of technology outsourcing services, with an established tradition of quality, value, service excellence and customer satisfaction. The Company uses its technology and resources to solve information management and information technology services/support challenges for businesses around the globe. Specifically, Anacomp offers a full range of personalized solutions to meet end-user document presentation, retrieval and archive requirements, as well as computer room and networking equipment services, systems and supplies needs. Current outsourcing offerings include digital and analog document services, disaster recovery, multi-vendor equipment and imaging systems maintenance, and COM imaging systems and supplies. For more information, visit Anacomp's web site at www.anacomp.com.

Anacomp analyst and media contact:

    Kimberly Kasitz, Corporate Communications
    Phone:  (858) 848-5662
    Email:      kkasitz@anacomp.com

This news release may contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such risks, uncertainties and other important factors include: general economic and business conditions; the declining trend in the micrographics market and other industry trends; competition; raw material costs and availability; currency fluctuations; the loss of any significant customers; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; and changes in, or failure or inability to comply with, government regulation.

Anacomp's news releases are distributed through PR Newswire and can be accessed via the Internet (www.anacomp.com or www.prnewswire.com).

Anacomp is a registered trademark and Extended Services Protection Program is a service mark of Anacomp, Inc.

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Anacomp® Names New President And Executive Vice President Senior VP Cramer Promoted to President Role; Former Xerox Executive Powell to Head Technical Services Business